Exhibit 1.11

BANK OF AMERICA CORPORATION

SECOND SUPPLEMENT TO SERIES L DISTRIBUTION AGREEMENT

THIS SUPPLEMENTAL AGREEMENT is dated as of March 30, 2012 (the “Agreement”) among:

(i) Bank of America Corporation, a Delaware corporation (the “Company”); and

(ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S,” or a “Selling Agent”).

W I T N E S S E T H:

WHEREAS, in connection with the issuance and offering of the Company’s Senior Medium-Term Notes (the “Senior Notes”) and its Subordinated Medium-Term Notes (the “Subordinated Notes,” and together with the Senior Notes, the “Notes”), the Company, MLPF&S, Banc of America Securities LLC, Banc of America Investment Services, Inc. and First Republic Securities Company, LLC (“First Republic”) were parties to a Distribution Agreement, dated April 10, 2008 (the “Original Agreement”), as supplemented by a supplemental agreement dated April 21, 2009 (as so supplemented, the “Distribution Agreement”);

WHEREAS, MLPF&S and First Republic were appointed Selling Agents under the terms of the Original Agreement pursuant to a letter agreement dated January 2, 2009; and

WHEREAS, MLPF&S is currently the only appointed Selling Agent under the Distribution Agreement; and

WHEREAS, the Company and MLPF&S wish to amend the Distribution Agreement with respect to certain Notes to be offered by the Selling Agents on and after the date hereof.

NOW, THEREFORE, it is agreed as follows:

1. Application of this Agreement.

The provisions of this Agreement shall apply to all of the Notes offered by the Selling Agents on and after the date hereof, except for those Notes as to which the Pricing Supplement (or a similar comparable document filed with the Commission under Rule 424(b), which may be named “term sheet” or otherwise) is filed pursuant to the registration statement on Form S-3, file number 333-158663.

2. Definitions and Interpretation.

(a) Except where the context requires otherwise, the following terms used in the Distribution Agreement and the Procedures shall hereby be amended to have the following meanings:

“Base Prospectus” means the prospectus for the Company’s debt securities and other securities filed as part of the Registration Statement for the offering of the Notes, together with the medium-term notes prospectus supplement dated the date hereof, or any amendment thereto, but not including any Pricing Supplement, any product supplement, any index supplement, any preliminary pricing supplement or any free writing prospectus (as such term is used in Rule 405 under the Securities Act).

“Registration Statement” means the registration statement on Form S-3, file number 333-[ ], as amended, including the financial statements, exhibits and schedules thereto, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or pursuant to the Exchange Act, at each time of effectiveness.

All references in the Distribution Agreement to the “Senior Indenture” shall include the Sixth Supplemental Indenture thereto, dated February 23, 2011.

All references in the Distribution Agreement to the “Subordinated Indenture” shall include the Third Supplemental Indenture thereto, dated February 23, 2011.

All references in the Distribution Agreement (including Exhibits and Annexes) to “this Agreement,” “the Agreement” or “the Distribution Agreement” shall mean the Distribution Agreement, as amended by this Agreement.

(b) All other capitalized terms used, but not defined herein, shall have the meanings set forth in the Distribution Agreement.

3. Additional Representations and Warranties. The parties hereby agree that the date hereof shall be a “Representation Date” as contemplated by Section 2(a) of the Original Agreement, and each of the Company’s representations and warranties set forth in the Original Agreement is deemed to be made as of the date hereof to the Selling Agents. In addition to such representations and warranties, as of the date hereof, and as of each Representation Date subsequent to the date hereof, the Company represents and warrants that:

(a) Due Authorization, Execution and Delivery. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery by the Selling Agents, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in the Distribution Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.

(b) XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Base Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(c) All references in the Distribution Agreement to “Section 2” shall be deemed to include the representations and warranties set forth in the above clauses (a) and (b) of this Section 3.

4. Administrative Procedures.

The administrative procedures with respect to the sale of Notes shall be agreed upon from time to time between the Selling Agents and the Company (the “Procedures”). The Procedures dated as of the date hereof and set forth in Annex I to this Agreement shall remain in effect until otherwise agreed by the applicable Selling Agent and the Company. Each Selling Agent and the Company agrees to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

5. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, facsimile or telegram.

If to the Company:

Bank of America Corporation

Bank of America Corporate Center

NC1-007-07-13

100 North Tryon Street

Charlotte, North Carolina 28255

Attention: Angela C. Jones

Senior Vice President

Facsimile: (980) 387-8794

With a copy to:

Bank of America Corporation

Legal Department, NC1-002-29-1

100 North Tryon Street

Charlotte, North Carolina 28255

Attention: General Counsel

Facsimile: (704) 386-1670

McGuireWoods LLP

201 North Tryon Street

Charlotte, North Carolina 28202

Attention: Richard W. Viola

Facsimile: (704) 343-2300

If to MLPF&S:

Merrill Lynch, Pierce, Fenner & Smith

  Incorporated

50 Rockefeller Plaza

New York, NY 10020

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Telephone: (646) 855-0724

Facsimile: (212) 901-7881

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With a copy to:

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104-0050

Attention: James R. Tanenbaum, Esq.

Facsimile: (212) 468-7900

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12 of the Original Agreement.

6. Governing Law; Counterparts.

This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, notwithstanding any otherwise applicable conflicts of law principles. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

7. Effect of Headings.

The section and sub-section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names by their respective officers thereunto duly authorized as of the date and year first above written.

BANK OF AMERICA CORPORATION

By:
Name: Angela C. Jones
Title: Senior Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

Annex I

ANNEX I

BANK OF AMERICA CORPORATION

ADMINISTRATIVE PROCEDURES

For Fixed Rate, Floating Rate and Indexed Medium-Term Notes

(Dated as of March 30, 2012)

Senior Medium-Term Notes, Series L, which may be fixed rate, floating rate or indexed notes (the “Senior Notes”) and Subordinated Medium-Term Notes, Series L, which may be fixed rate or floating rate notes (the “Subordinated Notes,” and collectively, the “Notes”) are to be offered on a continuing basis by Bank of America Corporation, a Delaware corporation (the “Company”), to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S” or a “Selling Agent”), pursuant to a Distribution Agreement dated as of April 10, 2008, among the Company and the Selling Agents named therein (each, a “Selling Agent”), as supplemented by the Supplement to Series L Distribution Agreement dated April 21, 2009 and the Second Supplement to Series L Distribution Agreement dated as of March 30, 2012 (as so supplemented, the “Distribution Agreement”). The Distribution Agreement provides for the sale of Notes by the Company (a) through one or more of the Selling Agents as agents using their best efforts to solicit offers to purchase Notes, (b) to one or more Selling Agents as principal for resale to investors and other purchasers, including broker-dealers, and (c) directly to investors.

Unless otherwise agreed by the applicable Selling Agent(s) and the Company, and subject to the terms of the Distribution Agreement, the Notes will be offered and sold by the Selling Agents in their capacity as agent and not as principal, and the applicable Selling Agent(s) shall use their best efforts when requested by the Company to solicit offers to purchase the Notes. If otherwise agreed, the Notes will be purchased by the applicable Selling Agent(s) as principal(s), and such purchases will be made in accordance with terms agreed upon by the applicable Selling Agent(s) and the Company (which terms shall take the form of a written agreement between the applicable Selling Agent(s) and the Company or an oral agreement between the applicable Selling Agent(s) and the Company, confirmed in writing by those applicable Selling Agent(s) to the Company, each in accordance with the provisions of the Distribution Agreement). Only those provisions in these Administrative Procedures that are applicable to the particular role that a Selling Agent will perform shall apply.

Subject to Section 1(a) of the Distribution Agreement, the Company reserves the right to sell the Notes at any time directly on its own behalf to any unsolicited purchaser, whether directly to such purchaser or through an agent for such purchaser.

The Senior Notes will be issued as a series of securities pursuant to an Indenture dated as of January 1, 1995, between the Company (successor to NationsBank Corporation) and The Bank of New York Mellon Trust Company, N.A., as successor trustee (in such capacity, the “Senior Trustee”) (as supplemented from time to time, the “Senior Indenture”), and will be issued in the respective forms attached to the Officers’ Certificate of the Company delivered to the Senior Trustee on the date hereof pursuant to the Senior Indenture. The Subordinated Notes will be issued as a series of securities pursuant to an Indenture dated as of January 1, 1995, between the Company (successor to NationsBank Corporation) and The Bank of New York Mellon Trust Company, N.A., as successor trustee (in such capacity, the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”) (as supplemented from time to time, the “Subordinated Indenture”), and will be issued in the respective forms attached to the Officers’ Certificate of the Company delivered to the Subordinated Trustee on the date hereof pursuant to the Subordinated Indenture. The Senior Indenture and the Subordinated Indenture are hereinafter sometimes referred to collectively as the “Indentures.” In accordance with the provisions of the Indentures, unless otherwise specified in the applicable Notes, The Bank of New York Mellon Trust Company, N.A. will initially act as Authenticating Agent, Transfer Agent, Securities Registrar and Paying Agent with respect to the Senior Notes and the Subordinated Notes (in such respective capacities, the “U.S. Issuing and Paying Agent”), except that, unless otherwise specified in the applicable Notes and/or the applicable Pricing Supplement, The Bank of New York Mellon, acting through its London branch located at One Canada Square, London, England, E14 5AL, will initially act as Paying Agent with respect to the Senior Notes and the Subordinated Notes initially settling through Euroclear and/or Clearstream (each as defined below) (in such capacity, the “London Paying Agent,” and together with the U.S. Issuing and Paying Agent, the “Paying Agents”).

The Notes are unsecured debt securities which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on the Company’s registration statement on Form S-3, Registration No. 333-             (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2012, which Registration Statement became automatically effective upon filing. The base prospectus dated as of March 30, 2012 included in the Registration Statement, as supplemented by a Prospectus Supplement dated as of March 30, 2012 with respect to the Notes, is referred to herein as the “Prospectus.” The Prospectus also may be supplemented with a “Product Supplement” that describes the general terms for a specific type of Indexed Note and that shall be filed with the SEC and be delivered to investors with the Prospectus and the applicable Pricing Supplement. The supplement to the Prospectus setting forth the specific terms of the Notes from time to time (as applicable) is herein referred to as a “Pricing Supplement.” All references herein to Pricing Supplement, shall mean the Pricing Supplement as supplemented by any underlying Product Supplement and the Prospectus.

Unless otherwise specified in the applicable Notes, each series of Notes will be issued either (a) in book-entry only form and represented by one or more fully registered global Notes without coupons (each, a “Global Note”) delivered to the U.S. Issuing and Paying Agent, as custodian for The Depository Trust Corporation (“DTC”), and/or to the London Paying Agent, as custodian for Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), and recorded in the book-entry system maintained by DTC or Euroclear and/or Clearstream, as applicable, (b) in book-entry only form and represented by a master registered global senior Note certificate (the “Master Note”) without coupons, held by the Trustee, as custodian for DTC and recorded in the book-entry system maintained by DTC, or (c) in limited circumstances, in certificated registered form (each, a “Certificated Note”) delivered to the investor, other purchaser or a person designated by such investor or other purchaser. Owners of beneficial interests in Notes issued in book-entry form (such interests referred to as “Book-Entry Notes”) will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only under the limited circumstances described in the Indentures and the applicable Notes.

General procedures relating to the issuance of all Notes are set forth in Part I. Book-Entry Notes will be issued in accordance with the procedures set forth in Part II. In the event Certificated Notes are issued, the parties will agree on the necessary and appropriate issuance procedures at the time of issuance of such Certificated Notes. The procedures described herein for a particular series of Notes may be varied or changed by the parties. Those modifications or changes will be described, if necessary or appropriate, in the applicable Pricing Supplement. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Prospectus.

PART I: PROCEDURES OF GENERAL APPLICABILITY

Unless otherwise provided in the applicable Pricing Supplement, to the extent provided in the Prospectus Supplement and the accompanying Prospectus:

Amount:	There is no limit under the Registration Statement on the aggregate principal amount of Medium-Term Notes, Series L, that may be issued. The Company may issue Notes up to the aggregate principal amount authorized by the Company’s board of directors from time to time.

Issue Date; Authentication:	Each Note will be dated as of the date of its authentication by the applicable Trustee (or any other authenticating agent duly appointed in accordance with the terms of the applicable Indenture). Each Note (a) represented by a Global Note shall also bear the date of the original issue of the applicable series and (b) represented by a Master Note will be dated as of the date of the appropriate notation to the applicable Master Note by the Trustee in accordance with the Master Note, and as set forth in the applicable Pricing Supplement (as applicable, the “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:	Each Note will mature on a date that is not less than three months from its Original Issue Date; provided, however, that Floating Rate Notes and Indexed Notes will mature on an Interest Payment Date with respect to Floating Rate Notes, or such other date as specified in any applicable Product Supplement or the applicable Pricing Supplement with respect to Indexed Notes.

Registration:	Unless otherwise specified in the applicable Notes, the Notes will be issued only in fully registered form.

Denominations:	Unless otherwise specified in the applicable Notes and any related Pricing Supplement for such Notes, Notes will be denominated in U.S. dollars and will be issued in denominations of $1,000 or any whole multiple of $1,000 in excess of $1,000.

Interest:	General. Each Note will bear interest in accordance with its terms. Interest on each Note will accrue from, and including, the most recent Interest Payment Date to which interest has been paid, or if no interest has been paid, from the Original Issue Date, to, but excluding, the next Interest Payment Date or the Stated Maturity Date (or such other maturity date as is specified in the applicable Note or applicable Pricing Supplement) or any earlier redemption date or optional repayment date, as the case may be (collectively referred to herein as the “Maturity Date”). For additional special provisions relating to Floating Rate Notes or Indexed Notes, see the Prospectus, any applicable Product Supplement and the applicable Pricing Supplement.

Regular Record Dates. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Note shall be (a) for Book-Entry Notes, one Business Day (in Charlotte and New York City) (a “U.S. Business Day”) prior to the relevant Interest Payment Date and (b) for Certificated Notes, the date 15 calendar days (whether or not a U.S. Business Day) preceding the relevant Interest Payment Date.

Interest Payment Dates. Interest payments will be made on each Interest Payment Date specified in the applicable Pricing Supplement, commencing with the first Interest Payment Date following the Original Issue Date.

If an Interest Payment Date or the Maturity Date with respect to any Note falls on a day that is not a Business Day (under the definition set forth in the Pricing Supplement applicable to the particular Notes), the payment required to be made on such Interest Payment Date will be made on the appropriate date as provided in the Prospectus, the applicable Pricing Supplement and/or the applicable Note.

Interest payable on an Interest Payment Date (other than the Maturity Date) will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, except that the first payment of interest on a Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date (or on an Interest Payment Date) will be payable to the registered Holder as of the next succeeding Regular Record Date, on the Interest Payment Date following such succeeding Regular Record Date. Interest payable at the Maturity Date will be payable to the person to whom the principal of such Note is payable.

Amortizing Notes. The Company may issue Fixed Rate Notes which provide for periodic installment payments of principal and interest according to an amortization table, which shall be prepared by the Company and described in the applicable Pricing Supplement. For any Notes that are not represented by a Master Note, the amortization table shall be attached to the applicable Notes at the time of issuance.

Original Issue Discount Notes. The Company may issue Notes at a price lower than their principal amount or lower than their minimum guaranteed repayment amount at maturity (an “Original Issue Discount Note”). The applicable Pricing Supplement will specify whether the relevant Note is an Original Issue Discount Note. For any Notes that are not represented by a Master Note, the applicable Note will also specify whether the relevant Note is an Original Issue Discount Note. For the avoidance of doubt, a note issued with “de minimis original issue discount” for U.S. federal tax purposes shall not be deemed to be an Original Issue Discount Note.

Prepayment/Redemption:	The Notes may be subject to prepayment at the option of the Holders of the Notes in accordance with the terms of the Notes and the applicable Pricing Supplement on their respective prepayment option dates, if any. Prepayment option dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no prepayment option dates are indicated for a Note, then that Note may not be prepaid at the option of the Holder prior to its Stated Maturity Date.

The Notes may be subject to redemption by the Company on and after their respective Initial Redemption Dates, if any. Initial Redemption Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Initial Redemption Dates are indicated for a Note, then that Note will not be redeemable at the option of the Company prior to its Stated Maturity Date. Unless otherwise specified in the applicable Note and/or the applicable Pricing Supplement, any notes that are redeemable at the Company’s option may be redeemed only on an Interest Payment Date on or after the Initial Redemption Date.

Calculation of Interest:	Unless otherwise specified in the applicable Note and the applicable Pricing Supplement, interest on the Notes will be calculated as set forth in the Prospectus.

At the time of the sale of Floating Rate Notes, the Company will appoint a calculation agent to determine the rates of interest and amount of interest payable for those Floating Rate Notes, and that calculation agent will be identified in the applicable Pricing Supplement.

Calculations and Determinations for Indexed Notes:

Calculations or other determinations of principal, interest or other amounts relating to Indexed Notes determined by reference to one or more securities, including a security issued by a third party, currencies, commodities, interest rates, stock indices or other indices or formulae will be made in accordance with the applicable Pricing Supplement for those Indexed Notes.

At the time of the sale of Indexed Notes, the Company will appoint a calculation agent to determine the applicable calculations relating to that issue of Indexed Notes, and that calculation agent will be identified in the applicable Pricing Supplement.

Exchange Rate for Non-U.S. Dollar Denominated Debt Securities:	For Notes issued in a currency other than U.S. dollars, the Trustee shall determine the applicable rate of exchange for payment in U.S. dollars in the circumstances described in the Prospectus, or as may otherwise be described in the applicable Note and/or in any applicable Pricing Supplement.

Acceptance and Rejection of Offers from Solicitation by Selling Agent or Selling Agents on Agency Basis:	A Selling Agent will communicate to the Company, orally or in writing, each offer to purchase Notes solicited by such Selling Agent on an agency basis, other than those offers rejected by such Selling Agent. Each Selling Agent has the right, in its sole discretion, reasonably exercised, to reject any proposed purchase of Notes solicited by it, as a whole or in part, and any such rejection is not deemed a breach of the Selling Agent’s agreement contained in the Distribution Agreement. The Company has the sole right to accept or reject any proposed purchase of the Notes, in whole or in part, and any such rejection is not deemed a breach of the Company’s agreement contained in the Distribution Agreement. Each Selling Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Selling Agent and accepted by the Company.

Preparation of Pricing Supplement:

If any offer to purchase a Note is accepted by the Company, the Company promptly will prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement with the SEC in accordance with Rule 424 promulgated under the Securities Act. Information to be included in the Pricing Supplement shall include, among other things:

1.       the name of the Company;

2.       the title of the securities, including series designation, if any, and whether the Note is senior or subordinated;

3.       the date of the Pricing Supplement and any applicable Product Supplement and the dates of the Prospectus and Prospectus Supplement to which the Pricing Supplement relates;

4.       the name(s) of the Selling Agent(s);

5.       whether the Notes are being sold to the Selling Agent(s) as principal(s) or to an investor or other purchaser through the Selling Agent(s) acting as agent(s) for the Company;

6.       for Notes sold to the Selling Agent(s) as principal(s), whether those Notes will be resold by the Selling Agent(s) to investors and other purchasers (i) at a fixed public offering price of a specified percentage of their principal amount, (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Selling Agent(s) or (iii) at 100% of their principal amount;

7.       for Notes sold to an investor or other purchaser through the Selling Agent(s) acting as agent(s) for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) at a specified percentage of their principal amount;

8.       the Selling Agent’s (or Selling Agents’) commission or underwriting discount;

9.       net proceeds to the Company;

10.     the applicable terms of the Notes as set forth in Exhibit B to the Distribution Agreement;

11.     the information with respect to the terms of the Notes set forth herein (whether Book-Entry Notes or Certificated Notes) under “Procedures for Notes Issued in Book-Entry Form—Settlement Procedures for DTC Notes,” Settlement Procedure “A”; and

12.     any other provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus, any applicable Product Supplement or the applicable Pricing Supplement.

One copy of such document will be sent by facsimile or overnight express (for delivery as soon as practicable following the trade, but in no event later than 12:00 noon on the applicable Business Day following the applicable trade date) to the applicable Selling Agent(s), the applicable Trustee and the applicable Paying Agent at the following applicable address:

For delivery of prospectuses, pricing supplements, etc.:	if to MLPF&S, to: Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036 Attention: Telephone: Facsimile: E-mail:

if to the U.S. Issuing and Paying Agent, to:

The Bank of New York Mellon Trust Company, N.A.

Towermarc Plaza, 2nd Floor

10161 Centurion Parkway

Jacksonville, Florida 32256

Attention: Christie Leppert

Telephone: (904) 998-4717

Facsimile: (904) 645-1921

E-mail: christie.leppert@bnymellon.com

if to the London Paying Agent, to:

The Bank of New York Mellon

One Canada Square

London, England

E14 5AL

Attention: Corporate Trust Administration

Facsimile: +44-207-964-4637

E-mail: hamish.carmody@bnymellon.com

if to the Senior Trustee, to:

The Bank of New York Mellon Trust Company, N.A.

Towermarc Plaza, 2nd Floor

10161 Centurion Parkway

Jacksonville, Florida 32256

Attention: Christie Leppert

Telephone: (904) 998-4717

Facsimile: (904) 645-1921

E-mail: christie.leppert@bnymellon.com

if to the Subordinated Trustee, to:

The Bank of New York Mellon Trust Company, N.A.

Towermarc Plaza, 2nd Floor

10161 Centurion Parkway

Jacksonville, Florida 32256

Attention: Christie Leppert

Telephone: (904) 998-4717

Facsimile: (904) 645-1921

E-mail: christie.leppert@bnymellon.com

For record keeping purposes, one copy of each Pricing Supplement, as so delivered shall also be mailed or sent by facsimile or other electronic transmission to:

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104

Attention: James R. Tanenbaum, Esq.

Telephone: (212) 468-8000

Facsimile: (212) 468-7900

E-mail: jtanenbaum@mofo.com

and to:

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

NC1-007-07-13

Charlotte, North Carolina 28255-0065

Attention: Corporate Treasury—Securities Administration

Telephone: (866) 804-5241

Facsimile:  (980) 387-8794

E-mail: securities.administration@bankofamerica.com

and to: McGuireWoods LLP 201 North Tryon Street Charlotte, North Carolina 28202 Attention: Richard W. Viola Telephone: (704) 343-2030 Facsimile: (704) 343-2300 E-mail: rviola@mcguirewoods.com

Outdated Pricing Supplements (other than those retained for files), and the Prospectus to which they are attached, will be destroyed.

Settlement:	The receipt of immediately available funds by the Company in payment for a Note and the authentication and delivery of such Note, with respect to such Note, shall constitute “settlement.” Offers accepted by the Company will be settled within three to five Business Days (either in Charlotte, North Carolina and New York City or in London, as applicable), or at such time as the purchaser and the Company shall agree, pursuant to the Settlement Procedures Timetable set forth in Part II of these Administrative Procedures (each such date fixed for settlement is hereinafter referred to as a “Settlement Date”). Unless otherwise agreed, if procedures “A” and “B” in each of “Procedures for Notes Issued in Book-Entry Form—Settlement Procedures for DTC Notes” and “—Settlement Procedures for Euro Notes” below for a particular offer are not completed on or before the time set forth in each such section, such offer shall not be settled until the applicable Business Day following the completion of the applicable procedures “A” and “B,” or such later date as the purchaser and the Company shall agree.

These Settlement Procedures, as well as those described in Part II, may be modified for any purchase of Notes by a Selling Agent as principal, if so agreed among the Company, the applicable Selling Agent, and the applicable Paying Agent.

Procedure for Changing Rates or Other Variable Terms:	When a decision has been reached to change the interest rate or any other variable term on any Notes being sold by the Company, the Company promptly will advise the applicable Selling Agent(s) and the applicable Paying Agent by facsimile or other electronic transmission, and the applicable Selling Agent(s) forthwith will suspend solicitation of offers to purchase such Notes. The applicable Selling Agent(s) will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the applicable Selling Agent(s) and the applicable Paying Agent by facsimile transmission of the new interest rates or other variable terms, the applicable Selling Agent(s) may resume solicitation of offers to purchase such Notes. Until that time, only “indications of interest” may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the applicable Selling Agent(s) and the applicable Paying Agent shall follow the procedures set forth under “Settlement Procedures.”

Confirmation:	For each offer to purchase a Note solicited by a Selling Agent and accepted by or on behalf of the Company, the Selling Agent will issue a confirmation to the purchaser in accordance with standard practices in the securities industry of the jurisdiction(s) in which the Notes are offered prevailing at the time.

Delivery of Prospectus and Applicable Pricing Supplement:	A copy of the most recent Prospectus and the applicable Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent (in accordance with, if applicable, Rule 172 under the Securities Act).

Documents Incorporated by Reference:	Upon request, unless otherwise available via the SEC’s Electronic Data Gather, Analysis and Retrieval System (“EDGAR”) or a successor system, the Company shall supply the Selling Agents with any documents incorporated by reference in the Registration Statement.

PART II: PROCEDURES FOR NOTES ISSUED

IN BOOK-ENTRY FORM

In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC or Euroclear and/or Clearstream, the applicable Paying Agent will perform the custodial, document control and administrative functions described below, (a) for the U.S. Issuing and Paying Agent, in accordance with its obligations under the Letter of Representations from the Company and the U.S. Issuing and Paying Agent to DTC, dated April 10, 2008, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”) and (b) for the London Paying Agent, in accordance with any applicable arrangements in place between the Company and the London Paying Agent and/or between the Company and Euroclear and/or Clearstream.

Issuance:	At the option of the Company, certain Fixed Rate Notes issued in book-entry form having the same Original Issue Date, interest rate, day-count convention, Regular Record Dates, Interest Payment Dates, Registrar, depository, redemption and/or repayment terms, if any, and Stated Maturity Date (collectively, the “Fixed Rate Terms”) may be represented initially by a single Global Note. At the option of the Company, certain Floating Rate Notes issued in book-entry form having the same Original Issue Date and formula for the calculation of interest, specifying the same base interest rate, or any other rate set forth by the Company, initial interest rate, index maturity, spread or spread multiplier (if any), minimum interest rate (if any), maximum interest rate (if any), redemption and/or repayment terms (if any) and Stated Maturity Date (collectively, “Floating Rate Terms”) may be represented initially by a single Global Note. At the option of the Company, certain Indexed Notes issued in book-entry form having the same Original Issue Date, underlying security, currency, commodity, interest rate, stock index or indices, other indices or forumlae, initial interest rate, minimum interest rate (if any), maximum interest rate (if any), redemption and/or repayment terms (if any), exchange options (if any) and Maturity Date (collectively, “Indexed Note Terms”) may be represented by a single Global Note.

Each Global Note will be dated and issued the date of its authentication by the applicable Paying Agent. The date from which interest will begin to accrue with respect to each Global Note will be (a) for an original Global Note (or any portion thereof), its Original Issue Date and (b) for any Global Note (or portion thereof) issued subsequently upon exchange of a Global Note or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Global Note or Notes), regardless of the date of authentication of such subsequently issued Global Note. No Global Note shall represent any Certificated Note.

Further, at the option of the Company, certain Fixed Rate Notes, Floating Rate Notes and Indexed Notes may be represented by a Master Note. Each Pricing Supplement referenced in the applicable Master Note shall govern the terms of the Notes represented thereby. The Senior Trustee shall make the indicated notations on the schedule to the Master Note to indicate its issuance, exchange and/or transfer.

For other variable terms for Fixed Rate Notes, Floating Rate Notes and Indexed Notes, see the Prospectus, any applicable Product Supplement and the applicable Pricing Supplement.

Identification:	CUSIP Numbers. The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of one or more series of CUSIP numbers which have been reserved for and relate to Global Notes or to Notes represented by Master Notes to be issued under the Program and denominated in U.S. dollars and settling initially through DTC (referred to herein as “DTC Notes”), and the Company has delivered to each of the Trustees, the U.S. Issuing and Paying Agent and DTC lists of such CUSIP numbers. The Company will assign CUSIP numbers to DTC Notes as described below under “—Settlement Procedures for DTC Notes” in procedure “B.” DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to DTC Notes. The applicable Trustee or the U.S. Issuing and Paying Agent will notify the Company at any time when fewer than

100 of each series of the reserved CUSIP numbers remain unassigned to DTC Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to DTC Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the respective Trustees, the U.S. Issuing and Paying Agent and DTC. Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 (or such other maximum amount then required by DTC) and otherwise required to be represented by the same DTC Note will instead be represented by two or more DTC Notes which shall all be assigned the same CUSIP number.

ISINs and Common Codes. For DTC Notes trading through Euroclear and/or Clearstream, the Company (either on its own behalf or through the applicable Trustee or the applicable Selling Agent) will obtain an ISIN, and the London Paying Agent will obtain a Common Code, for those DTC Notes following confirmation of the purchase and/or delivery of the final term sheet for the applicable Notes. For Global Notes or Notes represented by Master Notes (denominated in U.S. dollars or in any other currency) settling initially through Euroclear and/or Clearstream (referred to herein as “Euro Notes”), the London Paying Agent will obtain the ISIN and Common Code for the applicable Euro Notes from Euroclear and/or Clearstream as described below in Settlement Procedures and will notify the Company, the applicable Trustee and the U.S. Issuing and Paying Agent of the ISIN and Common Code assigned to such Notes.

Registration:	Unless otherwise specified by DTC, each DTC Note will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the U.S. Issuing and Paying Agent under the applicable Indenture. It is expected that the beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such DTC Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such DTC Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Each Euro Note will be registered in the name of The Bank of New York Depository (Nominees) Limited, or a successor entity, as common depository for Euroclear and/or Clearstream. The ownership interests of beneficial owners of a Euro Note will be recorded in book-entry form on the account of participants in Euroclear and/or Clearstream (“Participants”).

Transfers:	Transfers of beneficial ownership interests in a Note will be accomplished by book entries made by DTC or Euroclear and/or Clearstream, as applicable, and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC or Euroclear and/or Clearstream) acting on behalf of beneficial transferors and transferees of the related Note.

Denominations:	Unless otherwise specified in the applicable Note and any related Pricing Supplement for such Note, all Notes will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

Payments of Principal and Interest:	Payments of Interest Only. At least 10 calendar days before any date for payment on the applicable DTC Note, the U.S. Issuing and Paying Agent will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each DTC Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each DTC Note on the Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”).

For Euro Notes, as soon as practicable before the applicable Interest Payment Date, the common depository will advise Euroclear and/or Clearstream and the London Paying Agent of the amount of interest to be paid on each Euro Note, specified by ISIN and Common Code, on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date).

On the Interest Payment Date, the Company will pay to the applicable Paying Agent in immediately available funds an amount sufficient to pay the interest then due and owing, and upon receipt of such funds from the Company, the applicable Paying Agent in turn will pay to DTC or Euroclear and/or Clearstream, as applicable, such total amount of interest due (other than at the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.”

Payments of Other Amounts with respect to Indexed Notes. For Indexed Notes, the payment amounts other than interest, principal and premium, if any, including amounts payable on exchange for cash, will be made at such time and pursuant to the methods set forth in any applicable Pricing Supplement and the applicable Note.

Payments at Maturity. On or about the first U.S. Business Day of each month, the applicable Paying Agent will deliver to the Company and DTC or Euroclear and/or Clearstream, as applicable, a written list of principal, interest and premium, if any, to be paid on each Note maturing either at the Stated Maturity Date (or such other maturity date as is specified in the applicable Note), or on a redemption date in, or for which an option to elect repayment has been received with respect to, the following month. The applicable Paying Agent, the Company and DTC or Euroclear and/or Clearstream, as applicable, will confirm the amounts of such principal, premium, if any, and interest payments with respect to a Note on or about the fifth U.S. Business Day preceding the Maturity Date of such Note. At maturity, the Company will pay to the applicable Paying Agent in immediately available funds an amount sufficient to make the Maturity Date payment, and upon receipt of such funds the applicable Paying Agent in turn will pay to DTC or Euroclear and/or Clearstream, as applicable, the principal amount of the Note, together with interest and premium, if any, due at the Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” Promptly after payment to DTC or Euroclear and/or Clearstream, as applicable, of the principal, interest and premium, if any, due at the Maturity of such Note, the applicable Paying Agent will cancel such Note and deliver it to the Company with an appropriate debit instruction. In the case of redemption or optional repayment of a portion, but less than all, of the Notes represented by a Note, the applicable Paying Agent shall (a) issue a new Note, in accordance with the procedures set forth herein, representing the balance of the Notes issued in book-entry form not so redeemed or repaid, or (b) make an appropriate notation on the applicable Note in accordance with its terms. On or about the first U.S. Business Day of each month, the applicable Paying Agent will deliver to the Company a written statement indicating the total principal amount of outstanding Notes as of the close of business on the immediately preceding Business Day.

Manner of Payment. The total amount of any principal, interest and premium, if any, due on Notes on any Interest Payment Date or at the Maturity Date shall be paid by the Company to the applicable Paying Agent in funds available for use by the applicable Paying Agent no later than 11:00 a.m., New York City time for DTC Notes or 11:00 a.m., London time for Euro Notes, on that date. The Company will make that payment on those Notes to an account specified by the applicable Paying Agent. Upon receipt of such funds, the applicable Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC or other form previously specified by Euroclear and/or Clearstream, as applicable) to an account at the Federal Reserve Bank of New York previously specified by DTC or to an account specified by Euroclear and/or Clearstream, in funds available for immediate use by DTC or Euroclear and/or Clearstream, as applicable, each payment of principal, interest and premium, if any, due on a Note on that date. Thereafter on that date, it is expected that DTC will pay, in accordance with its SDFS operating procedures then in effect, or Euroclear and/or Clearstream will pay, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the applicable book-entry system. None of the Company, the respective Trustees or the applicable Paying Agent shall have any responsibility or liability for the payment by DTC or Euroclear and/or Clearstream, as applicable, of the principal of, or interest or premium, if any, on the Notes to the Participants.

Withholding Taxes. Without prejudice to any obligation of any person, the amount of any taxes required under applicable law to be withheld from any payment on a Note generally will be determined and withheld by DTC, Euroclear and/or Clearstream; the Participant therein; the indirect participant in DTC, Euroclear and/or Clearstream; or other person responsible for forwarding payments and materials directly to the beneficial owner of such beneficial interest in the Note.

Settlement Procedures for DTC Notes:	Unless otherwise agreed to among the parties, the Settlement Procedures with regard to each DTC Note, whether purchased by the applicable Selling Agent(s), as principal(s), or sold through the applicable Selling Agent(s), as agent(s) of the Company, will be as set forth below. Each procedure specified below shall be completed as soon as practicable, but not later than the respective time (New York City time) on the applicable day as set forth below. For purposes of this section describing Settlement Procedures for DTC Notes only, “Business Day” shall mean a U.S. Business Day, as defined above in Part I.

11:00 a.m. on the applicable trade date	A.	The applicable Selling Agent(s) will advise the Company by telephone, confirmed by facsimile or other electronic transmission (which confirmation may take the form of a term sheet prepared by the applicable Selling Agent(s)), of the following settlement information:

1. Issue Price, Principal amount of the Note, and whether such Note is a Senior Note or Subordinated Note.

2. The applicable terms set forth in Exhibit A to the Distribution Agreement.

3. Price to public, if any, of the Note (or whether the Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the applicable Selling Agent(s)).

4. Trade Date.

5. Original Issue Date.

6. Settlement Date.

7. Stated Maturity Date.

8. If applicable, Amortization Table, specifying the rate at which an Amortizing or Indexed Amortizing Note is to be amortized, and with respect to an Indexed Amortizing Note, specifying the applicable reference rate, if any, or lock-out date, if any.

9. Provisions regarding exchange options, if any, including the exchange ratio, method for determining when Notes may be exchanged and at whose option, dates of exchange and any other necessary information.

10. Redemption provisions, if any, including Initial Redemption Date, Initial Redemption Percentage (as defined in the Note) and the Redemption Reduction Percentage (as defined in the Note) and frequency, whether partial redemption is permitted and method of determining Notes to be redeemed.

11. Prepayment option dates and prepayment option prices, if any.

12. Extension provisions, if any, including length of Extension Periods, number of Extension Periods and Final Maturity Date.

13. Renewal terms, if any, of a renewable Note.

14. Net proceeds to the Company.

15. The Selling Agent’s commission or underwriting discount and the Selling Agent’s participant account at DTC or any other depository for settlement.

16. Whether such Notes are being sold to the Selling Agent(s) as principal or to an investor or other purchaser through the Selling Agent(s) acting as agent(s) for the Company, or by the Company itself.

17. Whether such Note is being issued with Original Issue Discount and the applicable Original Issue Discount terms.

18. Such other information specified with respect to the Notes (whether by addendum, text to be included under “Other Provisions” on the face of such Note, or otherwise).

As soon as practicable following the trade, but no later than 12:00 noon on the Business Day immediately following the applicable trade date	B.	After receiving such settlement information from the Selling Agent(s), the Company will assign a CUSIP number to the Note and will obtain or will arrange for the applicable Trustee, the applicable Selling Agent or the London Paying Agent, as applicable, to obtain an ISIN and Common Code if the Notes also are clearing through Euroclear and/or Clearstream. The Company will then advise the applicable Trustee by facsimile or other electronic transmission of the above settlement information received from the Selling Agent(s), the CUSIP number, ISIN and Common Code (as applicable) and the name of the Selling Agent(s). The Company will prepare a Pricing Supplement to the Prospectus and deliver copies to the Selling Agent(s) and the applicable Trustee.

As soon as practicable following the trade, but no later than 12:00 noon on the Business Day immediately preceding the Settlement Date	C.

The U.S. Issuing and Paying Agent will communicate to DTC and the Selling Agent(s), through DTC’s Participant Terminal System, a pending deposit message specifying the following settlement information:

1. The information set forth in the Settlement Procedure “A.”

2. Identification numbers of the participant accounts maintained by DTC on behalf of the applicable Paying Agent and the Selling Agent(s).

3. Identification of the Note as a Fixed Rate Note, Floating Rate Note or Indexed Note.

4. The Initial Interest Payment Date for such Note, the number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes or Indexed Notes, which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the U.S. Issuing and Paying Agent).

5. The CUSIP number, ISIN and Common Code (as applicable) of the Note.

6. Whether such Note represents any other Notes issued or to be issued in book-entry form.

9:00 a.m. on the Settlement Date	D.	DTC will arrange for each pending deposit message described above to be transmitted to S&P, which will use the information in the message to include certain terms of the Note in the appropriate daily bond report published by S&P.

9:00 a.m. on the Settlement Date	E.	Unless otherwise agreed by the parties, the Company will complete the Note representing the Notes and will deliver such Note to the applicable Trustee (or any other authentication agent duly appointed in accordance with the terms of the applicable Indenture) for authentication, to be held by the applicable Trustee as custodian for DTC. If the Notes are to be represented by the Master Note, the Company or its counsel will so notify the Senior Trustee, and the Senior Trustee will make appropriate notations on the schedule to the Master Note to reflect the issuance.

10:00 a.m. on the Settlement Date	F.	DTC will credit the Notes to the participant account of the U.S. Issuing and Paying Agent maintained by DTC.

No later than 2:00 p.m. on the Settlement Date	G.	The applicable Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit the Note to such Trustee’s participant account and credit the Note to the participant account of the applicable Selling Agent(s) maintained by DTC and (ii) unless the Company is to receive such funds outside of the DTC system, to debit the settlement account of such Trustee maintained by DTC in an amount equal to the initial public offering price of such Note less such Selling Agent’s (or Selling Agents’) discount or underwriting commission, as applicable. Any entry of such a delivery order shall be deemed to constitute a representation and warranty by such

Trustee to DTC that (i) the Note representing such Note has been issued and authenticated and (ii) such Trustee is holding the Note pursuant to its Certificate Agreement with DTC.

No later than 2:00 p.m. on the Settlement Date	H.	In the case of Notes sold through the applicable Selling Agent(s), as agent(s), and such Selling Agent(s) will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit the Note to the applicable Selling Agent’s (or Selling Agents’) participant account and credit the Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of the Participants and credit the settlement account of the applicable Selling Agent(s) maintained by DTC in an amount equal to the initial public offering price of the Note.

3:00 p.m. on the Settlement Date	I.	Transfers of funds in accordance with SDFS deliver orders described in procedures “G” and “H” above will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

3:30 p.m. on the Settlement Date	J.	Upon receipt, the applicable Trustee will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to the U.S. Issuing and Paying Agent from time to time, the amount transferred to the U.S. Issuing and Paying Agent in accordance with procedure “G” above

4:00 p.m. on the Settlement Date	K.	If the Note was sold through a Selling Agent, as agent, that Selling Agent will confirm the purchase of the Note to the investor or other purchaser by transmitting to the Participant with respect to the Note a confirmation order either (i) through DTC’s Participant Terminal System or (ii) by mailing a written confirmation to such investor or other purchaser.

	L.	Unless otherwise directed by the Company, if an offering of Notes is sold through more than one Selling Agent, and MLPF&S is one of the Selling Agents, then, solely for purposes of effecting delivery of the Notes, MLPF&S shall act as settlement agent for the other Selling Agents as follows:

1. The Notes will initially be credited to MLPF&S’s participant account with DTC and, concurrently therewith, MLPF&S will issue an order through DTC’s Participant

Terminal System to transfer the Notes sold by such other Selling Agents to the participant account or accounts of such Selling Agents or such other parties based on the written instructions given by such other Selling Agents to MLPF&S.

2. Each Selling Agent will provide its written instructions to MLPF&S prior to the relevant settlement date.

3. MLPF&S is acting solely as settlement agent on behalf of such other Selling Agents and will not have any contractual commitment to purchase or sell any Notes sold by such other Selling Agents or any proprietary interest therein.

4. The settlement arrangements contemplated by this procedure “L” shall not in any way limit the obligations of such other Selling Agents pursuant to the Distribution Agreement or these Procedures with respect to the settlement of any Notes sold by such other Selling Agents, including such Selling Agent’s obligation to cause the initial public offering price of such Notes less such Selling Agent’s discount or underwriting commission to be paid and transferred as contemplated above.

If a sale is to be settled more than one U.S. Business Day after the Trade Date, procedures “A,” “B” and “C” above may, if necessary, be completed at any time prior to the specified times on the first applicable Business Day after such Trade Date. Procedure “I” above is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Book-Entry Note is rescheduled or canceled by the Company, the U.S. Issuing and Paying Agent will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time for DTC on the Business Day immediately preceding the scheduled Settlement Date, and if the Notes are represented by a Master Note, the Senior Trustee shall make appropriate notations on the schedule thereto.

Settlement Procedures for Euro Notes:	Unless otherwise agreed to among the parties, the Settlement Procedures with regard to each Euro Note, whether purchased by the applicable Selling Agent(s), as principal(s), or sold through the applicable Selling Agent(s), as agent(s) of the Company, will be as set forth below. Each procedure specified below shall be completed as soon as practicable, but not later than the respective time (London time) set forth below. For purposes of this section describing Settlement Procedures for Euro Notes only, “Business Day” shall mean a business day for any LIBOR notes as defined in the Prospectus.

3:00 p.m. on the trade date	A.	The applicable Selling Agent(s) will advise the Company by telephone, confirmed by facsimile or other electronic transmission (which confirmation may take the form of a term sheet prepared by the applicable Selling Agent(s)), of the settlement information set forth above under procedure “A” of “—Settlement Procedures for DTC Notes.” The Company will telephone the London Paying Agent to give details of the issuance, to be confirmed in writing as described below in procedure “B.”

As soon as practicable following the trade, but no later than 4:00 p.m. on the Business Day immediately following the trade date	B.	The Company will advise the London Paying Agent by facsimile or other electronic transmission of the above settlement information received from the Selling Agent(s) and the name(s) of the Selling Agent(s). The London Paying Agent will obtain an ISIN and Common Code from Euroclear and/or Clearstream (or, if applicable, will obtain a temporary ISIN and temporary Common Code from Euroclear and/or Clearstream) and will advise the Company and the applicable Trustee of the same by facsimile or other electronic transmission. The Company will prepare and execute a Pricing Supplement to the Prospectus and will deliver signed copies of the Pricing Supplement to the Selling Agent(s), the London Paying Agent and the applicable Trustee.

As soon as practicable following the trade, but no later than 3:00 p.m. on the second Business Day immediately preceding the Settlement Date	C.	The London Paying Agent will deliver the applicable Pricing Supplement, along with all necessary payment instructions, to Euroclear and/or Clearstream, which will use the information provided in the applicable Pricing Supplement to establish the Notes on their book-entry systems. For Floating Rate Notes or Indexed Notes, the applicable Calculation Agent will notify the Company, the London Paying Agent and the applicable Trustee of the initial interest rate; if the initial interest rate has not been determined at that time, the Calculation Agent will so notify the parties as soon as the rate has been determined. After receipt of the initial interest rate, the London Paying Agent will deliver that information to Euroclear and/or Clearstream.

2:00 p.m. on the Business Day immediately preceding the Settlement Date	D.	Unless otherwise agreed by the parties, the Company will complete the Note representing the Notes and will deliver such Note to the applicable Trustee (or any other authenticating agent duly appointed in accordance with the terms of the applicable Indenture) for authentication.

9:00 a.m. on the Settlement Date	E.	The U.S. Issuing and Paying Agent will deliver the authenticated Note to the London Paying Agent, as custodian for the common depository for Euroclear and/or Clearstream.

10:00 a.m. on the Settlement Date	F.	Euroclear and/or Clearstream will credit interests in the Notes to the participant account of the London Paying Agent (or such other account as the London Paying Agent may instruct).

12:00 noon on the Settlement Date	G.	The London Paying Agent will instruct Euroclear and/or Clearstream to credit the Notes in the specified amounts to the participant accounts specified in instructions referred to in procedure “C” above (which accounts may be those of the applicable Selling Agent(s)) and, unless the Company is to receive such funds via a separate wire transfer, to debit the settlement account of the London Paying Agent in the amount equal to the initial public offering price of such Notes less the Selling Agent’s (or Selling Agents’) discount or commission. Transfers of funds in accordance with the instructions from the London Paying Agent will be settled in accordance with the operating procedures of Euroclear and/or Clearstream in effect on the Settlement Date.

3:00 p.m. on the Settlement Date	H.	Upon receipt, the London Paying Agent will pay the Company, by wire transfer of immediately available funds, to an account specified by the Company, the amount transferred to the London Paying Agent in accordance with procedure “G” for Euro Notes. The London Paying Agent will confirm the purchases to the Company by facsimile or other electronic transmission.

Failure to Settle:	If the U.S. Issuing and Paying Agent fails to enter an SDFS deliver order with respect to a Book-Entry Note represented by a DTC Note pursuant to procedure “G” above for DTC Notes, the U.S. Issuing and Paying Agent may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note from the participant account of the U.S. Issuing and Paying Agent maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by a DTC Note, the U.S. Issuing and Paying Agent will mark such DTC Note “canceled,” make appropriate entries in its records and send certification of destruction of such canceled DTC Note to the Company. The CUSIP number assigned to such DTC Notes, in accordance with CUSIP Service Bureau procedures, shall be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Book-Entry Notes represented by a DTC Note, the U.S. Issuing and Paying Agent will exchange such DTC Note for two DTC Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered DTC Note and shall bear the CUSIP number of the surrendered DTC Note, and if the Notes are represented by a Master Note, the Senior Trustee shall make appropriate notations on the schedule thereto.

In the case of any DTC Note sold through a Selling Agent, as agent, if the purchase price for any Book-Entry Note represented by the DTC Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Selling Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant procedures “G” and “H” for DTC Notes, respectively. Thereafter, the U.S. Issuing and Paying Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Selling Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse the applicable Selling Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Book-Entry Note that was to have been represented by a DTC Note also representing other Book-Entry Notes, the U.S. Issuing and Paying Agent will provide, in accordance with procedure “E” for the DTC Notes and with procedure for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.